UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2010

Symetra Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 108th Avenue NE, Suite 1200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 256-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As reported in Item 5.02 of the Current Report on Form 8-K filed on November 16, 2010 by Symetra Financial Corporation ("Symetra"), Jennifer V. Davies, senior vice president of Symetra's Enterprise Development and named executive officer of Symetra, will be retiring from Symetra Life Insurance Company at the end of the year. At the time of such report, the terms of Ms. Davies' separation agreement had not been agreed upon.

On December 15, 2010, Symetra Life Insurance Company and Ms. Davies entered into a Separation Agreement and General Release (the "Agreement") setting forth the terms of Ms. Davies' separation arrangement. The Agreement included a seven day period after Ms. Davies signed the Agreement in which Ms. Davies could revoke the Agreement, which revocation period expired on December 22, 2010.

The Agreement, among other things, provides for: (i) a Separation Date of December 31, 2010; (ii) a lump sum severance payment of $373,377; (iii) a lump sum payment of $5,437 for use toward the payment of health insurance coverage; (iv) the forfeiture of all benefits under the Symetra Financial Corporation Equity Plan, including two-thirds of unvested restricted stock (one-third of unvested restricted stock shall vest on December 31, 2010) and all performance units; (v) a performance payment pursuant to the 2008-2010 Symetra Performance Share Plan, subject to the harvest percentage approved by Symetra's Board of Directors; and (vi) a general release of claims by Ms. Davies to Symetra. The foregoing is a summary of the material terms of the Agreement and does not purport to be complete, and, therefore, is qualified in its entirety by reference to the copy of such Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Separation Agreement and General Release between Ms. Davies and Symetra Life Insurance Company, dated December 15, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symetra Financial Corporation

December 23, 2010	By:	/s/ George C. Pagos

Name: George C. Pagos
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release between Ms. Davies and Symetra Life Insurance Company, dated December 15, 2010.